Exhibit 99.1

TEXAS PACIFIC LAND CORPORATION ANNOUNCES FOURTH QUARTER AND FULL YEAR 2025 RESULTS
–Achieved Record Fiscal Year Consolidated Revenues, Net Income, and Free Cash Flow
–Achieved Record Quarterly Oil and Gas Royalties Production, Water Sales Volumes, and Produced Water Royalties Volumes
–Declared a 12.5% Increase to the Regular Dividend
–Earnings Call to be Held Thursday, February 19, 2026 at 9:30 am CT
DALLAS, TX (February 18, 2026) – Texas Pacific Land Corporation (NYSE: TPL) (the “Company,” “TPL,” “we,” “our” or “us”), one of the largest landowners in the State of Texas with surface and royalty ownership that provides revenue opportunities through the support of energy production, today announced its financial and operating results for the fourth quarter and full year of 2025.
Fourth Quarter 2025 Highlights
•Acquired 17,306 net royalty acres (standardized to 1/8th) located primarily in the Midland Basin for an aggregate purchase price of $450.7 million, net of post-closing adjustments, in an all-cash transaction.

•Invested $50.0 million in Bolt Data & Energy, Inc., a data infrastructure company, pursuant to a strategic agreement to develop and enable large scale data center campuses and supporting infrastructure across TPL land.

•Entered into a $500 million revolving credit facility.

•Effected a three-for-one stock split on December 22, 2025.

•Achieved record performance results, including:

◦Oil and gas royalty production of 37.5 thousand barrels of oil equivalent (“Boe”) per day

◦Water sales revenue of $60.7 million and water sales volumes of 1.0 million barrels (“bbl”) per day

◦Produced water royalties revenue of $33.5 million and produced water royalty volumes of 4.8 million bbl per day

◦Water Services and Operations segment revenues of $98.2 million

•As of December 31, 2025, TPL’s royalty acreage had an estimated 5.6 net well permits, 9.8 net drilled but uncompleted wells (“DUCs”), and 4.0 net completed but not producing wells (“CUPs”), totaling 19.5 net wells(1). TPL had 116.1 net producing wells as of December 31, 2025, and net producing wells added during the quarter had an average lateral length of approximately 10,910 feet.(2)

•Land and Resource Management segment revenues of $113.4 million

•Consolidated net income of $123.3 million, or $1.79 per share (diluted)

•Adjusted EBITDA(3) of $178.1 million

•Free cash flow(3) of $118.9 million

•Quarterly cash dividend of $0.53 per share was paid on December 15, 2025

Full Year 2025 Highlights
•Oil and gas royalty production of 34.6 thousand Boe per day

•Produced water royalties revenue of $124.2 million

•Land and Resource Management segment revenues of $490.7 million

•Water Services and Operations segment revenues of $307.5 million

•Consolidated net income of $481.4 million, or $6.97 per share (diluted)

•Adjusted EBITDA(3) of $687.4 million

•Free cash flow(3) of $498.3 million

•$147.8 million of total cash dividends paid through December 31, 2025

•$8.4 million of common stock repurchases through December 31, 2025

(1) Total may not foot due to rounding.
(2) Numbers reflected exclude recent royalty acquisition.
(3) Reconciliations of non-GAAP performance measures are provided in the tables below.

“Fourth quarter 2025 represents an excellent finish to a record year for TPL,” said Tyler Glover, Chief Executive Officer of the Company. “Oil and gas royalty production, water sales volumes, and produced water royalties volumes set records for this quarter and for the fiscal year. We also delivered fiscal year records for consolidated revenue, net income, and free cash flow. Our differentiated scale across royalties, land, and water enabled us to expand capture rates and generate growth despite broader commodity price headwinds. In addition, we have made substantial progress with next-generation opportunities in data centers and produced water desalination, and we plan to continue deploying resources to accelerate commercialization. TPL still maintains a net cash position and a fully undrawn $500 million credit facility, providing the Company ample liquidity to invest countercyclically across royalty, land, and water and to expand shareholder return of capital. We remain steadfastly focused on maximizing long-term intrinsic value per share, and the opportunity set in front of us today across our legacy and next-gen businesses is robust as ever.”

Financial Results for the Fourth Quarter of 2025 - Sequential

The Company reported net income of $123.3 million for the fourth quarter of 2025 compared to net income of $121.2 million for the third quarter of 2025.

Total revenues for the fourth quarter of 2025 were $211.6 million compared to $203.1 million for the third quarter of 2025. The increase in total revenues was primarily due to a $16.2 million increase in water sales and a $3.9 million increase in easements and other surface-related income, partially offset by a $12.0 million decrease in oil and gas royalty revenue compared to the third quarter of 2025. The Company’s share of production was 37.5 thousand Boe per day for the fourth quarter of 2025 compared to 36.3 thousand Boe per day for the third quarter of 2025, and the Company’s average realized price was $29.33 per Boe in the fourth quarter of 2025 compared to $34.10 per Boe in the third quarter of 2025. TPL’s revenue streams are directly impacted by commodity prices and development and operating decisions made by its customers.

Total operating expenses were $62.3 million for the fourth quarter of 2025 compared to $54.0 million for the third quarter of 2025. The increase in operating expenses was principally related to a $7.0 million increase in depreciation, depletion and amortization expense and a $1.1 million increase in water service-related expenses during the fourth quarter of 2025 compared to the third quarter of 2025.

Financial Results for the Year Ended December 31, 2025

The Company reported net income of $481.4 million for the year ended December 31, 2025 compared to net income of $454.0 million for the year ended December 31, 2024.

Total revenues for the year ended December 31, 2025 were $798.2 million compared to $705.8 million for the year ended December 31, 2024. The increase in total revenues was primarily due to a $38.3 million increase in oil and gas royalty revenue, a $20.1 million increase in produced water royalties, a $19.0 million increase in water sales, and an $18.5 million increase in easements and other surface-related income compared to the same period of 2024. The Company’s share of production was 34.6 thousand Boe per day for the year ended December 31, 2025 compared to 26.8 thousand Boe per day for the same period of 2024, and the average realized price was $34.18 per Boe for the year ended December 31, 2025 compared to $39.87 per Boe for the same period of 2024. Produced water royalties increased due to increased produced water volumes, while water sales increased due to both increased volumes and pricing. TPL’s revenue streams are directly impacted by commodity prices and development and operating decisions made by its customers.

Total operating expenses were $206.0 million for the year ended December 31, 2025 compared to $166.7 million for the same period of 2024. The increase in operating expenses was principally related to a $33.0 million increase in depletion expense associated with oil and gas royalty interests acquired during the second half of 2025 and 2024.

Quarterly Dividend Declared

On February 10, 2026, the Company’s Board of Directors declared a quarterly cash dividend of $0.60 per share, payable on March 16, 2026 to stockholders of record at the close of business on March 2, 2026. This represents a 12.5% increase from the prior quarter regular dividend.

Conference Call and Webcast Information

The Company will hold a conference call on Thursday, February 19, 2026 at 9:30 a.m. Central Time to discuss fourth quarter and year end results. A live webcast of the conference call will be available on the Investors section of the Company’s website at www.TexasPacific.com. To listen to the live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register and install any necessary audio software.

The conference call can also be accessed by dialing 1-877-407-4018 or 1-201-689-8471. The telephone replay can be accessed by dialing 1-844-512-2921 or 1-412-317-6671 and providing the conference ID# 13757644. The telephone replay will be available starting shortly after the call through March 5, 2026.

About Texas Pacific Land Corporation

Texas Pacific Land Corporation is one of the largest landowners in the State of Texas with approximately 882,000 acres of land, with the majority of its ownership concentrated in the Permian Basin. The Company is not an oil and gas producer, but its surface and royalty ownership provides revenue opportunities throughout the life cycle of a well. These revenue opportunities include fixed fee payments for use of the Company’s land, revenue for sales of materials (caliche) used in the construction of infrastructure, providing sourced water and/or treated produced water, revenue from the Company’s oil and gas royalty interests, and revenue related to saltwater disposal on the Company’s land. The Company also generates revenue from pipeline, power line and utility easements, commercial leases and temporary permits principally related to a variety of land uses including, but not limited to, midstream infrastructure projects and hydrocarbon processing facilities.

Visit TPL at www.TexasPacific.com.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this news release are, and certain statements made on the related conference call may be, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are based on TPL’s beliefs, as well as assumptions made by, and information currently available to, TPL, and therefore involve risks and uncertainties that are difficult to predict. Generally, future or conditional verbs such as “will,” “would,” “should,” “could,” or “may” and the words “believe,” “anticipate,” “continue,” “intend,” “expect” and similar expressions or the negative of such terms identify forward-looking statements. Forward-looking statements include, but are not limited to, references to strategies, plans, objectives, expectations, intentions, assumptions, future operations and prospects; statements regarding anticipated benefits of recent acquisitions or the Permian Basin’s future drilling inventory and energy resources; and other statements that are not historical facts. You should not place undue reliance on forward-looking statements. Although TPL believes that plans, intentions and expectations reflected in or suggested by any forward-looking statements made herein are reasonable, TPL may be unable to achieve such plans, intentions or expectations and actual results, and performance or achievements may differ materially from those set forth in the forward-looking statements due to a number of factors, including, but not limited to: the initiation or outcome of potential litigation; any changes in general economic and/or industry specific conditions; and the other risks discussed in TPL’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. You can access TPL’s filings with the Securities and Exchange Commission (“SEC”) through the SEC’s website at www.sec.gov and TPL strongly encourages you to do so. These forward-looking statements are based only on information available to TPL and speak only as of the date hereof. Except as required by applicable law, TPL undertakes no obligation to update any forward-looking statements or other statements herein for revisions or changes after this communication is made.

Contact:
Investor Relations
IR@TexasPacific.com

FINANCIAL AND OPERATIONAL RESULTS
(unaudited)

Oil and Gas Activity

The table below provides financial and operational data by royalty stream:

	Three Months Ended		Years Ended
	December 31, 2025	September 30, 2025	December 31, 2025	December 31, 2024
Company’s share of production volumes (1):
Oil (MBbls)	1,320	1,284	4,936	4,118
Natural gas (MMcf)	6,328	6,142	23,359	17,074
NGL (MBbls)	1,078	1,031	3,784	2,841
Equivalents (MBoe)	3,453	3,338	12,613	9,804
Equivalents per day (MBoe/d)	37.5	36.3	34.6	26.8

Oil and gas royalty revenue (in thousands):
Oil royalties	$74,998	$79,860	$304,930	$298,074
Natural gas royalties	3,856	11,441	37,432	18,512
NGL royalties	17,867	17,404	69,315	56,745
Total oil and gas royalties	$96,721	$108,705	$411,677	$373,331

Realized prices (1):
Oil ($/Bbl)	$59.48	$65.14	$64.69	$75.80
Natural gas ($/Mcf)	$0.66	$2.01	$1.73	$1.17
NGL ($/Bbl)	$17.92	$18.25	$19.81	$21.60
Equivalents ($/Boe)	$29.33	$34.10	$34.18	$39.87

(1)	Term	Definition
	Bbl	One stock tank barrel of 42 U.S. gallons liquid volume used herein in reference to crude oil, condensate or NGL.
	Boe	One barrel of oil equivalent.
	MBbls	One thousand barrels of crude oil, condensate or NGL.
	MBoe	One thousand Boe.
	MBoe/d	One thousand Boe per day.
	Mcf	One thousand cubic feet of natural gas.
	MMcf	One million cubic feet of natural gas.
	NGL	Natural gas liquids. Hydrocarbons found in natural gas that may be extracted as liquefied petroleum gas and natural gasoline.

Water Services and Operations Activity

The table below provides financial and operational data for water sales and produced water royalties:

	Three Months Ended		Years Ended
	December 31, 2025	September 30, 2025	December 31, 2025	December 31, 2024
Water volumes (in MBbls) (1):
Water sales	92,072	71,332	278,564	269,281
Produced water royalties	443,578	400,804	1,566,588	1,257,246

Water volumes in barrels per day (in MBbls/d) (2):
Water sales	1,001	775	763	736
Produced water royalties	4,822	4,357	4,292	3,435

Water revenue (in thousands):
Water sales	$60,733	$44,578	$169,701	$150,724
Produced water royalties	$33,513	$32,268	$124,218	$104,123

(1)	MBbl = 1 thousand barrels of water.
(2)	MBbl/d = 1 thousand barrels of water per day.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except share and per share amounts) (unaudited)

	Three Months Ended		Years Ended
	December 31, 2025	September 30, 2025	December 31, 2025	December 31, 2024
Revenues:
Oil and gas royalties	$96,721	$108,705	$411,677	$373,331
Water sales	60,733	44,578	169,701	150,724
Produced water royalties	33,513	32,268	124,218	104,123
Easements and other surface-related income	20,612	16,715	91,775	73,257
Land sales	—	819	819	4,388
Total revenues	211,579	203,085	798,190	705,823

Expenses:
Salaries and related employee expenses	14,894	14,387	57,925	53,621
Water service-related expenses	17,523	16,428	53,528	46,124
General and administrative expenses	6,424	5,591	23,780	34,483
Depreciation, depletion and amortization	21,930	14,963	62,533	25,162
Ad valorem and other taxes	1,562	2,625	8,263	7,295
Total operating expenses	62,333	53,994	206,029	166,685

Operating income	149,246	149,091	592,161	539,138

Interest expense	(690)	—	(690)	—
Other income, net	3,209	6,088	18,858	39,683
Income before income taxes	151,765	155,179	610,329	578,821
Income tax expense	28,419	33,941	128,953	124,861
Net income	$123,346	$121,238	$481,376	$453,960

Net income per share of common stock
Basic	$1.79	$1.76	$6.98	$6.58
Diluted	$1.79	$1.76	$6.97	$6.57

Weighted average number of shares of common stock outstanding
Basic	68,938,230	68,954,649	68,949,240	68,958,591
Diluted	69,020,805	69,030,773	69,027,492	69,059,252

SEGMENT OPERATING RESULTS
(dollars in thousands) (unaudited)

	Three Months Ended
	December 31, 2025			September 30, 2025
	Land and Resource Management	Water Services and Operations	Consolidated	Land and Resource Management	Water Services and Operations	Consolidated
Revenues:
Oil and gas royalties	$96,721	$—	$96,721	$108,705	$—	$108,705
Water sales	—	60,733	60,733	—	44,578	44,578
Produced water royalties	—	33,513	33,513	—	32,268	32,268
Easements and other surface-related income	16,662	3,950	20,612	12,741	3,974	16,715
Land sales	—	—	—	819	—	819
Total revenues	113,383	98,196	211,579	122,265	80,820	203,085

Expenses:
Salaries and related employee expenses	7,457	7,437	14,894	7,298	7,089	14,387
Water service-related expenses	—	17,523	17,523	—	16,428	16,428
General and administrative expenses	3,966	2,458	6,424	3,431	2,160	5,591
Depreciation, depletion and amortization	17,276	4,654	21,930	10,453	4,510	14,963
Ad valorem and other taxes	1,551	11	1,562	2,614	11	2,625
Total operating expenses	30,250	32,083	62,333	23,796	30,198	53,994

Operating income	83,133	66,113	149,246	98,469	50,622	149,091

Interest expense	(552)	(138)	(690)	—	—	—
Other income, net	2,527	682	3,209	4,827	1,261	6,088
Income before income taxes	85,108	66,657	151,765	103,296	51,883	155,179
Income tax expense	15,566	12,853	28,419	22,536	11,405	33,941
Net income	$69,542	$53,804	$123,346	$80,760	$40,478	$121,238

SEGMENT OPERATING RESULTS (Continued)
(dollars in thousands) (unaudited)

	Years Ended
	December 31, 2025			December 31, 2024
	Land and Resource Management	Water Services and Operations	Consolidated	Land and Resource Management	Water Services and Operations	Consolidated
Revenues:
Oil and gas royalties	$411,677	$—	$411,677	$373,331	$—	$373,331
Water sales	—	169,701	169,701	—	150,724	150,724
Produced water royalties	—	124,218	124,218	—	104,123	104,123
Easements and other surface-related income	78,230	13,545	91,775	63,074	10,183	73,257
Land sales	819	—	819	4,388	—	4,388
Total revenues	490,726	307,464	798,190	440,793	265,030	705,823

Expenses:
Salaries and related employee expenses	29,184	28,741	57,925	27,493	26,128	53,621
Water service-related expenses	—	53,528	53,528	—	46,124	46,124
General and administrative expenses	14,358	9,422	23,780	25,531	8,952	34,483
Depreciation, depletion and amortization	44,555	17,978	62,533	10,968	14,194	25,162
Ad valorem and other taxes	8,218	45	8,263	7,257	38	7,295
Total operating expenses	96,315	109,714	206,029	71,249	95,436	166,685

Operating income	394,411	197,750	592,161	369,544	169,594	539,138

Interest expense	(552)	(138)	(690)	—	—	—
Other income, net	14,926	3,932	18,858	31,707	7,976	39,683
Income before income taxes	408,785	201,544	610,329	401,251	177,570	578,821
Income tax expense	86,370	42,583	128,953	86,350	38,511	124,861
Net income	$322,415	$158,961	$481,376	$314,901	$139,059	$453,960

NON-GAAP PERFORMANCE MEASURES AND DEFINITIONS

In addition to amounts presented in accordance with GAAP, we also present certain supplemental non-GAAP performance measurements. These measurements are not to be considered more relevant or accurate than the measurements presented in accordance with GAAP. In compliance with the requirements of the SEC, our non-GAAP measurements are reconciled to net income, the most directly comparable GAAP performance measure. For all non-GAAP measurements, neither the SEC nor any other regulatory body has passed judgment on these non-GAAP measurements.

EBITDA, Adjusted EBITDA and Free Cash Flow

EBITDA is a non-GAAP financial measurement of earnings before interest expense, taxes, depreciation, depletion and amortization. The purpose of presenting EBITDA is to highlight earnings without finance, taxes, and depreciation, depletion and amortization expense, and its use is limited to specialized analysis.

The purpose of presenting Adjusted EBITDA is to highlight earnings without non-cash activity such as share-based compensation and other non-recurring or unusual items, if applicable. Additionally, Adjusted EBITDA is a metric used by the compensation committee of our Board to evaluate the Company’s performance in determining the short-term and long-term incentive compensation of our Named Executive Officers on an annual basis. We calculate Adjusted EBITDA as EBITDA plus employee share-based compensation less pension curtailment and settlement gain. The pension curtailment and settlement gain are related to a buyout by a third party of defined benefit obligations under our pension plan and the subsequent freezing of our pension plan, both of which occurred in the fourth quarter of 2024. We have excluded the pension curtailment and settlement gain from the calculation of Adjusted EBITDA as such gain is a non-recurring item and is not related to our core business.

The purpose of presenting free cash flow is to provide investors a metric to measure the funds available for investing in future acquisitions and returning capital to our stockholders through dividends and share repurchases after current income tax expense and purchases of fixed assets. Additionally, free cash flow is a metric used by the compensation committee of our Board to evaluate the Company’s performance in determining the short-term and long-term incentive compensation of our Named Executive Officers. To calculate free cash flow, net income is adjusted by adding back income tax expense, depreciation, depletion and amortization and employee share-based compensation, less the cash outflows of current income tax expenses, purchases of fixed assets and pension curtailment and settlement gain.

We have presented EBITDA, Adjusted EBITDA and free cash flow because we believe that these metrics are useful supplements to net income in analyzing the Company’s operating performance, ability to fund future acquisitions, ability to return capital to our stockholders and explaining how our Named Executive Officers are compensated. Our definitions of EBITDA, Adjusted EBITDA and free cash flow may differ from computations of similarly titled measures of other companies.

The following table presents a reconciliation of net income to EBITDA and Adjusted EBITDA for the three months ended December 31, 2025 and September 30, 2025 and for the years ended December 31, 2025 and December 31, 2024 (in thousands):

	Three Months Ended		Years Ended
	December 31, 2025	September 30, 2025	December 31, 2025	December 31, 2024
Net income	$123,346	$121,238	$481,376	$453,960
Add:
Interest expense	690	—	690	—
Income tax expense	28,419	33,941	128,953	124,861
Depreciation, depletion and amortization	21,930	14,963	62,533	25,162
EBITDA	174,385	170,142	673,552	603,983
Add (deduct):
Employee share-based compensation	3,756	3,493	13,817	11,364
Pension curtailment and settlement gain	—	—	—	(4,616)
Adjusted EBITDA	$178,141	$173,635	$687,369	$610,731

The following table presents a reconciliation of net income to free cash flow for the three months ended December 31, 2025 and September 30, 2025 and for the years ended December 31, 2025 and December 31, 2024 (in thousands):

	Three Months Ended		Years Ended
	December 31, 2025	September 30, 2025	December 31, 2025	December 31, 2024
Net income	$123,346	$121,238	$481,376	$453,960
Add (deduct):
Income tax expense	28,419	33,941	128,953	124,861
Depreciation, depletion and amortization	21,930	14,963	62,533	25,162
Employee share-based compensation	3,756	3,493	13,817	11,364
Pension curtailment and settlement gain	—	—	—	(4,616)
Current income tax expense	(26,968)	(30,166)	(122,398)	(120,257)
Purchases of fixed assets	(28,653)	(18,601)	(59,531)	(29,696)
(Increase) decrease in accounts payable related to purchases of fixed assets	(2,973)	(2,005)	(6,417)	273
Free cash flow	$118,857	$122,863	$498,333	$461,051